
School Specialty

LD MicroCap Conference

Investor Presentation – June 4th, 2018

School Specialty ("SSI") At-a-Glance

Leading provider of products and services that meet the needs of the 21st Century Safe School, from educational supplies, furniture, equipment, and instructional materials to products that address the social, emotional, mental and physical well-being and safety and security of students.

95%+ school districts reached

71%+ U.S. schools served

Avg. tenure of top accounts **10+ years**

100,000+ SKUs offered

FY'17 revenue **$658 million**

70%+ recurring revenue

~25 proprietary brands[1]

40%+ revenue from proprietary brands[1]

FY'17 Adj. EBITDA **$53 million**

Last 3 years revenue **+$36 million, 5.7%**

Last 3 years Adj. EBITDA **+$15 million, 39.4%**

2018E Lev. FCF / Market Cap.[2] **17.4%**

Attractive Revenue Mix

Product Category

% of revenue



46.4%
29.0%
9.6%
6.6%
5.2%
2.6%
0.6%
Supplies
Furniture
Science Curriculum
Instruction & Intervention
Student Planners
AV Tech
Other

Breakdown of Supplies Category

% of Supplies revenue



41.9%
29.5%
7.5%
6.5%
4.3%
3.7%
3.4%
0.6%
2.7%
Office
Art
PE
Basic Classroom
Science
Special Needs
Early Childhood
Safety/Security
All Other

(1) Proprietary defined as SSI brands and products sold under exclusive license arrangements.
(2) Market Capitalization as of 6/1/18.



Investment Highlights

Investment Highlights

*Key factors that will enable School Specialty to continue to drive **sustainable growth**, bottom-line **margin expansion** and **increased shareholder value**.*


Large, Stable Addressable Market
Compelling and Unique Customer and Supplier Value Proposition
Comprehensive Suite of Branded Products and Solutions
Loyal and Diverse Customer Base
Experienced Management Team
Scalable Operating Platform to Support Growth, Margin Expansion, and Accretive Acquisitions
Multiple Avenues for Organic Growth
Strong, Improving Financial Metrics
School Specialty

A Large Addressable Market

- Based on its *current portfolio of products* and market positioning, School Specialty estimates[1] its "base" addressable PreK-12 education market in the U.S. is as follows:
  - Consumable Facility and Classroom Supplies (~$2.3B)
  - Furniture & Equipment (est. 25-30% of ~$9.8B of Hardware/F&E mkt, or ~$2.5B)
  - Supplemental Instruction Materials (~$3.3B)
  - Science Instruction Materials (Grades 3-12) (~$1.1B)

  Est. $9.2B

- SSI also services Canada with Facility & Classroom Supplies, Furniture & Equipment and Supplemental Instruction Materials; this addressable market is estimated to be ~10% of the comparable U.S. market ***or $0.8B.***
- Various industry reports and surveys estimate that PreK-12 teachers in the U.S. spend approximately $500 "out of pocket" annually on supplies for their classroom(s); ***this represents a $1.6B addressable market***[2]***.***
- As we build our offering of **Safety & Security** products and districts increase focus on school safety, the addressable portion of the $9.8B Hardware / Furniture & Equipment market will increase considerably.
  - State & federal funding specifically for school safety is increasing; more than $3.0B of new funding has been announced thus far in 2018. This will boost demand for SSI's safety products and SSI Guardian training.
- While not historically a core focus area for SSI, participation in the direct-to-parent market is growing as e-tail partnerships expand; **parents are estimated to spend $3.4B annually** on basic school supplies according to a 2017 market study by Deloitte.
- With the launch of SOAR Life Products, SSI distributes products (from our existing assortment) to a variety of healthcare facilities. While market data on the annual purchases of these products by healthcare facilities is limited, based on discussions with various GPOs, SSI **estimates the addressable market to exceed $1.0B**.

School Specialty estimates its current addressable market exceeds $12B annually.

(1) Based on industry data published by Education Market Research / SIMBA.
(2) According to The Education Market Association.

SSI Serves a Stable End Market

- Total *revenue receipts* for U.S. Public Schools have increased each year since 2007 at a CAGR of 1.5%, reaching an estimated $639B in 2017[(1)].
- Overall public schools receipts have been stable through recessions.
  - *State funding for public education (largest funding source at approx. 46%) was impacted the most by the recent recession. From 2008 to 2010, state funding fell by $21B, or 7.5%. However, Federal funding increased by $27B during this time and filled the gap*[(1)].
- Public school spending on "Capital Outlays" (construction / additions / remodeling) was impacted the most by the last recession. From a peak in 2009 of $56.5B, expenditures on Capital Outlays declined to a low point of $45.1B in 2013 (a decline of 20.2%), but have been increasing steadily (2%+) annually since then[(1)].
  - *We expect spending in this area to continue to grow. According to a study by the American Society of Civil Engineers, a quarter of all public schools are "in fair or poor condition"; it is estimated that it would take $380B over the next 10 years to properly improve the condition of education facilities.*
- The majority of SSI's products are funded by the "Current Expenditures" portion of Public School budgets; from 2007 to 2017, Current Expenditures increased at a CAGR of 2.3% and stood at an estimated $598B in 2017[(1)].
- State budgets indicate that the desire to increase education funding is strong.
  - *For Fiscal 2018, new general funds were primarily directed to K-12 education – the largest portion of state spending. 38 states enacted increases for K-12 education (the net increase is estimated at $8.6B).* [(2)]

Based on desire to support education, steady enrollment growth, and the condition of education physical infrastructure, funding to support purchases of SSI's products and services is stable and growing steadily.

1. According to a report published by the *National Education Association*
2. According to a report of *State Budget Officers*

Competitive Value Proposition

SSI's long-standing customer relationships and reach into 95% of school districts is the result of a unique, competitive market position.

- Business model differentiated from both large office supply companies & niche market participants.
- School Specialty has a unique ability to combine the following:
  - ***A 21st Century Safe School*** value proposition; solutions for administrators as they look to improve student outcomes and address the social, emotional, mental and physical well-being and safety of their students.
  - ***Broad assortment of products,*** from basic office supplies to specialty items (across multiple product categories) that address the unique needs of a student, teacher, or education facility.
  - ***Subject-matter expertise*** that can both influence and inform our customers purchasing activities.
  - ***Strong positions on key national, regional and state-specific purchasing agreements*** that are frequently leveraged by school districts.
  - ***Ability to support public school procurement processes*** (access to legal purchasing vehicles, POs, multi-step approval routing, future dated orders, dedicated "punch-out" procurement sites, ERP integration).
  - ***Ability to support complex order processing and fulfillment requirements***; orders can be broken down by building, classroom and/or teacher as necessary, while still accommodating centralized invoicing.
- **We compete effectively against the large *office supply companies*** by combining: basic classroom supplies at a competitive price; a deeper assortment in specialty categories; an ability to address needs beyond basic supplies & furniture (curriculum, supplemental learning, early childhood, special needs, safety & security); and a more tailored level of service.
- ***We compete effectively against niche market participants by:*** efficiently serving a much broader range of the customers' needs; matching or exceeding their product depth or expertise in niche product / market segments; and having a presence on national, regional, and state purchasing agreements.

Comprehensive Suite of Products and Solutions

Over 100,000 products across ~25 proprietary brands and many trusted third-party brands.

Art Supplies

Special Needs

Physical Education

Safety and Security

Science (Curriculum & Supplies)

Student Planners

AV Tech

Classroom and Office Supplies

- A diverse, 100,000+ SKU offering across all core educational categories; enables customers to source the right products for their specific needs at one provider
- Portfolio of industry-leading proprietary brands and other well-recognized third-party brands
- Top 10 proprietary brands generated in excess of $200 million of annual sales in 2017 (6.4% growth)
- In the $305M Supplies category, proprietary brands represent approximately 31% of sales and carried a 1,530 bps higher gross margin.

Early Learning

Supplemental Learning (I&I)

Furniture

Proprietary brands

Diverse and Growing Customer Base

Large, national customer base with limited customer concentration

- Long-standing relationships with a broad spectrum of preK-12 customers.
  - 13,000+ active district customers
  - Largest district relationship less than 6% of sales
  - Top 10 districts represent ~10% of sales, collectively
  - ~90% customer retention
- Strong presence on state / regional contracts and regional / national purchasing cooperatives.
- Approximately 1.6M orders processed in 2017[(3)]; average order size of ~$353.
- Highly fragmented market at local and regional levels makes it difficult to obtain meaningful market share in multiple geographies.

Attractive, Diversified Nationwide Customer Base

By Customer Type[(1)]

(% of total revenue)


5.6%
3.3%
3.4%
12.5%
75.2%
Public Ed.
Private/Charter
Etailers
Canada
Other

Other includes individuals, wholesalers, intl. & unclassified

U.S. District Sales by Tier[(1)(2)]

(% of total district sales)


7.7%
22.4%
11.9%
6.5%
30.3%
3.8%
10.6%
6.9%
Tier 1
Tier 2
Tier 3
Tier 4
Tier 5
Tier 6
Tier 7
Tier 8

By SSI Top District Sales[(1)]

($ in millions)


$66.5
$54.1
$34.7
$58.4
$444.7
Top 10
11-50
51-100
101-250
All Other

By State (and Canada) [(1)]

(% of total revenue)


12.0%
8.1%
7.8%
58.0%
6.3%
4.6%
3.3%
NY
TX
NJ
CA
WA
CDN
All Other

(1) Based on 2017 Sales Data.
(2) Tier 1 (Largest 100); Tier 2 (101-200); Tier 3 (201-300); Tier 4 (301-500); Tier 5 (501-1000); Tier 6 (>2,500 Students; not in Top 1000); Tier 7 (1,000-2,499 Students); Tier 8 (<1000 Students).
(3) Excludes Reading portion of I&I, AV Tech Wholesale, and PbD orders.

Multiple Avenues to Drive Growth and Enhance Profitability

Clear pathway to grow substantially all product categories organically, while pursuing accretive acquisitions to enhance our offerings and leverage our scalable operating platform.

Sales Transformation

Increase Penetration in Core Markets

- **Expand inside sales** force to deepen relationships with existing customers
- Cross-sell effectively through new **team-based selling model**
- Expand customer base within large, stable end markets

Grow Strategic Specialty Categories

- Leverage unique capabilities, **proprietary brands, and subject-matter expertise** to drive product growth
- Large opportunities in **Early Learning, Special Needs, Safety and Security**, among others

Expand Addressable Market

- Significant opportunity to sell existing product portfolio into **healthcare market**
- Additional opportunity in **higher education**, corporate and other end-markets
- Further penetrate **direct teacher / parent** spend

Opportunities with Etail / Channel Partners

- Build on momentum with etail partners to broaden online presence.
- Effectively reach smaller districts
- Increase share of time-sensitive or low dollar value purchases

Strategic Supply Chain Partnerships

- Deepen strategic partnerships with key supply chain partners
- Effectively target more of the customer wallet
- Capture respective competitive advantages
- Enhance service capabilities

Organic and Market Growth

Operations

Continue to Drive Efficiency

- Strong momentum **driving margin and productivity improvements**
- Significant remaining opportunities through **further implementation of Lean Six Sigma**
- Recent/planned **technology and other investments** to further improve operating platform effectiveness

Margin Expansion

Pursue Accretive Acquisitions

- Opportunities to further consolidate fragmented market
- Strengthen offering in key product categories
- Leverage scalable operating platform and market reach

Acquisition Upside

Driving Growth – Combining Strategy with Opportunity

Go to market transformation, platform investments and other strategic initiatives all align to penetrate considerable "white space" within our current customer base.

- ***Larger Districts (Tiers 1-4 / Largest 500 / ~40% of Students)***
  - As we evolve our go-to-market strategy, territory sales managers and business development executives (*new role*) focused on the team-sell model within their largest districts.
  - Within Tiers 1-4, 2017[1] **sales increased 4.6%** and our sales per student stood at $8.11.
    - In 2017, OUR *Top 100 Districts* within this market segment (as measured on a spend-per-student basis) purchased an average of approximately $23 / student.
  - Substantial growth opportunities exist within larger districts through refinement of the **team-sell model**, deployment of experienced **business development executives**, communication of the **21CSS value proposition**, and through **relationships** with entities such as the College Football Playoff Foundation and the Council of Great City Schools.

- ***Small-to-Medium Sized Districts (Tiers 5-8 / 13K Districts / ~60% of Students)***
  - SSI's historical *sales strength (comfort zone)* has been within small-to-medium sized districts and not at the administrative level (more at the procurement level).
  - Despite some weakness in this segment of the market in 2017, sales per student in Tiers 5-8 of $10.65 were still 31% higher than the Largest 500 Districts.
    - In 2017, OUR *Top 1000 Districts* within this **segment purchased an avg. of ~$73 / student**.
  - Success in this segment of the market depends on **effective direct marketing**, a **strong inside sales organization** that works in collaboration with the field organization, a **strong ecommerce platform** and **transparent/attractive everyday pricing.**

*The "gap" between the Average penetration level and the penetration level achieved in the Top 10% of each tier of districts (1-8) represents a **$1.0B penetration opportunity***

(not including Furniture, Supplemental Instruction and Science Curriculum).

(1) The sales increase and sales per student for the largest 500 U.S. Public School Districts excludes NYC Public Schools due to its relative size within the group.



Financial Overview

Business Transformation: Meaningful & Positive Financial Trends

Revenue


$700
$680
$660
$640
$620
$600
$580
$623
$638
$656
$658
$688
2014
2015
2016
2017
2018E

Gross Profit


% of Revenue
$260
$250
$240
$230
$220
$234
$232
$240
$243
$257
2014
2015
2016
2017
2018E
37.6%
36.4%
36.6%
36.9%
37.3%

Total SG&A


% of Revenue
$240
$235
$230
$225
$220
$215
$210
$205
$234
$225
$215
$218
$225
2014
2015
2016
2017
2018E
37.6%
35.3%
32.8%
33.1%
32.7%

Adjusted EBITDA


% of Revenue
$80
$60
$40
$20
$0
$38
$45
$51
$53
$58
2014
2015
2016
2017
2018E
6.1%
7.1%
7.8%
8.1%
8.4%

FY18 Estimates approximate the midpoint of the ranges provided on slide 19.
($'s in millions).

Historical & Projected Income Statement

School Specialty

($'s in millions)	2018 Estimate (1)	2017 Actual	2016 Actual	2015 Actual
Revenue	$688	$658	$656	$637
Gross Profit	$257	$243	$240	$232
% Gross Margin	37.3%	36.9%	36.6%	36.4%
Reported SG&A	$225	$218	$215	$225
Impairment Charges	$0	$0	$0	$3
Facility exit costs & restructuring	$0	$0	$2	$3
Operating Income	***$32***	***$25***	***$23***	***$2***
Interest Expense	$14	$15	$18	$19
Other expense (income)	$0	$4	($10)	$1
Pre-tax Income	$18	$5	$15	($18)
Income Taxes (benefit)	$3	($2)	$0	$2
Net Income	***$15***	***$7***	***$15***	***($20)***
Market Cap / Net Income (PE)	***9.1x***	***19.5x***		
Add-back Loss on Early Extinguishment of Debt	$0	$4		
Add-back Acquisition / Restructuring Costs	$0	$6		
Adjusted Pre-Tax Income	**$18**	**$15**		
Income Taxes @ 25% Statutory Rate (Fed + State)	$5	$4		
Adjusted Net Income	**$13**	**$11**		
Market Cap / Adj. Net Income (PE)	***10.5x***	***12.4x***		

(1) 2018 Estimates approximate the midpoint of the ranges provided on slide 17. Market Cap is as of 6/1/18.

Capitalization Summary as of 2017 FYE

($'s in millions)	2017 Actual	2016 Actual	2015 Actual	2014 Actual
Cash and Cash Equivalents	$31.9	$35.1	$12.9	$12.0
ABL Facility, maturing in 2022 (L+175 bps)	---	---	---	$6.9
Term Loan, maturing in 2022 (L+600 bps)	$121.9	$122.2	$132.1	$142.7
Total 1st Lien Debt	**$121.9**	**$122.2**	**$132.1**	**$149.6**
Deferred Payment Obligations (Dec 2019) (*9.0%*)	$22.8	$20.0	$18.6	$17.2
Total Debt	**$144.8**	**$142.3**	**$150.7**	**$164.6**
Net Debt (Total Debt – Cash and Cash Equiv.)	***$112.9***	***$107.2***	***$137.8***	***$152.7***
Equity Market Capitalization	$117.3	$100.0	$100.0	$115.0
Enterprise Value	**$230.9**	**$207.2**	**$237.8**	**$267.7**
GAAP Total Debt Reconciliation:				
Total Debt from above	$144.8	$142.3	$150.7	$164.6
Term Loan Original Issue Discount	---	$(1.4)	$(1.9)	$(2.2)
Unamortized Term Loan Debt Issue Costs	$(3.2)	$(3.4)	$(4.6)	$(5.3)
GAAP Total Debt	**$141.6**	**$137.5**	**$144.3**	**$157.1**

Total Net Debt increase driven by:

a) $19.0M related to TL acquisition
b) $4.0M related to refinancing fees
c) $1.4M in accrued PIK notes interest

ABL and Term Loan Facilities:

a) No ABL balance as anticipated
b) Gross excess availability of $81.5M (borrowing base availability + U.S. cash) compared to a minimum excess availability requirement of $12.5M, indicating an availability cushion of ~$69.0M
c) Term Loan balance at YE includes $107.9M remaining original balance + $14.0M delayed draw for TL acquisition

Financial Covenants:

a) Net total leverage ratio of ~2.8X vs. a covenant of 4X
b) Fixed cost coverage ratio of ~2.6X vs. a covenant of 1.4X
c) Sufficient "cushion" with respect to financial covenants

- Strong balance sheet and financial flexibility through debt refinancing.
- ***26.1% reduction in YE reported net debt over past three years***, despite funding an acquisition in 2017 entirely with debt.
- Anticipate further deleveraging based on free cash flow outlook.

Working Capital Analytics / Other Cash Flow Drivers

($'s in millions)	2017 Actual	2016 Actual	2015 Actual	2014 Actual
Accounts Receivable	$69.3	$61.7	$58.4	$61.0
Inventories	$77.2	$73.6	$76.2	$75.2
Prepaid Expense and Other Current Assets	$18.1	$17.9	$19.6	$26.6
Accounts Payable	$26.6	$22.1	$20.1	$22.1
Other Current Liabilities	$36.6	$29.8	$28.0	$20.7
Net Working Capital	**$101.4**	**$101.4**	**$106.3**	**$120.1**
NWC (% of Revenue)	**15.4%**	**15.5%**	**16.7%**	**19.3%**
Days Sales Outstanding (DSO)	49.9 Days	52.5 Days	50.3 Days	61.0 Days
Days Inventory on Hand (DIOH)	93.9 Days	92.7 Days	98.5 Days	113.1 Days
Days Payable Outstanding (DPO)	28.2 Days	27.8 Days	26.0 Days	33.3 Days
CAPEX	**14.7**	**11.8**	**8.8**	**15.7**
Product Development	**4.0**	**2.5**	**5.3**	**6.8**
Cash Interest	**10.9**	**13.8**	**15.3**	**15.2**

- A/R up $7.6M (includes $2.3M of TL A/R); higher Y/E balance due to increased FOSS / Furniture sales in December
- Inventory increase of $3.6M includes $2.7M of TL inventory; modest increase in Furniture/Supplies inventory.
- AP increase relates to ongoing efforts to improve working capital efficiency; no material change in terms.
- **NWC has shown steady improvement, particularly as a percentage of revenue.**
- **Capex of $14.7M consistent with plan; uptick driven by funding of key platform investments. CAPEX Peaking and expected to decline in subsequent years.**
- PD investment deployed more effectively; spending down while Curriculum / I&I revenue growing; YOY increase attributable to TL.
- **New debt structure has driven down cash interest expense; a 28.8% reduction over two years.**

2018 Public Guidance: Top-and Bottom-Line Improvements

School Specialty

2017 Actual vs. 2018 Outlook (1)

($'s in millions)	FY17 Actual	FY18 Outlook	Variance
Revenue	$658.4	$680 - $695	3.3% – 5.6% YOY growth
Gross Profit	$243.2	$252 - $261	~$9M – $18M YOY improvement
Gross Margin %	*36.9%*	*37.0% – 37.6%*	Up to a 70 bps improvement
Variable SG&A %	*7.9%*	*~7.7%*	Productivity improvements offset transportation / wage inflation
SG&A Expenses *SG&A (as a % of revenue)*	$218.0 *33.1%*	$223 - $227 *~32.7%*	Increase on a $ basis; modest improvement as a % of revenue
EBIT *Operating Margin*	$24.9 *3.8%*	~$32 *~4.7%*	YOY EBIT improvement of ~$7M; a 28% improvement
Adjusted EBITDA *Margin %*	$53.1 *8.1%*	$55 - $60 *~8.4%*	YOY EBITDA improvement anticipated to be $2M - $7M; 8.3% increase in Adj. EBITDA at the mid-point of range

- Targeting 2.5% organic growth; full year impact of TL expected to boost top-line by 2.8%.
- Modest decline in Curriculum (Core Science); limited adoptions and timing offset to stronger than expected 2017.
- PD amortization in COGS expected to be $6.3M; mix expected to drive modest overall GM improvement, offsetting margin pressure in commodity categories.
- SG&A increase directly related to TL acquisition; impact mitigated by cost reductions in other areas.
  - Depreciation & Amortization expected to increase ~ $1M; restructuring costs to decline by $3M.
  - Variable SG&A improvement driven by productivity improvements and absorption of TL fulfillment; offsetting freight rate increases and modestly higher fulfillment center wage rates.
  - Overall incentive compensation would be expected to increase $3M-$5M based on range of outlook.
- Net income to increase based on the combination of growth in EBIT and a $5M - $6M reduction in interest expense.
- CAPEX and Product Development investments expected to be $14.1M and $7.0M, respectively. PD increase directly related to increased investment in supplemental instruction area (TL) and work to support strong Science adoption market in 2019.

(1) 2018 Outlook as of 5/9/2018, the date on which SSI reaffirmed its full year guidance.

2018 Outlook: Significant Opportunity for Equity Value Creation

School Specialty

Current Valuation: 2017 Actual vs. 2018 Outlook

($'s in millions)	FY17 Actual	FY18 Y/E Estimate	Comments
Term Loan	$118.8	$109.1	Based on current debt amortization schedule; 2017 Includes ~$14M draw to fund TL acquisition
TTM Average ABL (Net)[1]	$24.2	$28.8	~$5M of TL acquisition funded through draw on the ABL in August 2017
Deferred Notes	$22.8	$25.0	Increase in accrued interest pursuant to note terms
Total Debt	**$165.8**	**$162.9**	Seasonality causes significant variations in the monthly ABL / Cash balances; management believes TTM Net Average ABL is a common measure in the determination of total debt for valuation purposes
Market Capitalization (6/1/18)	*$136.5*	*$136.5*	UPDATED AS OF 6/1/18
Implied Enterprise Value (EV)	$302.3	$299.4	
Adjusted EBITDA	$53.1	$57.5	Mid-point of guidance range
EV / Adjusted EBITDA	5.7x	5.2x	Implied multiple based on TTM and forward Adjusted EBITDA
Leveraged Free Cash Flow	$20.1	$23.8	Estimate based on 2018 financial outlook
Leveraged FCF % of Equity Value	14.7%	17.4%	Implied ratio based on TTM and forward FCF estimate

- Management believes SSI will continue to generate consistent strong Leveraged FCFs at or above current levels.
- The current level of capital expenditures are elevated due to required platform investments; CAPEX is expected to decline beginning in 2019.
- At 5.2x 2018 Adjusted EBITDA or 5.7x 2017 Adjusted EBITDA, SSI is current trading at an attractive valuation, particularly when you consider projected Leveraged FCF is 17.4% the Company's current market capitalization.

FY18 Estimates approximate the midpoint of the ranges provided on slide 21 with the exception of Leveraged FCF which is aligned with higher end of Adj. EBITDA outlook.
(1) Net of average monthly cash balance > $5M.

Comparable Company Performance / Valuation Data

($'s in millions)	Comp Group Median	Comp Group Mean	SSI 2017 FYE
Market Capitalization	$902	$1,810	**$136.5**
Enterprise Value	$871	$2,259	**$302.3**
LTM Sales	$1,515	$2,718	$658
EBITDA Margin	5.9%	9.4%	8.1%
EBIT Margin	4.5%	5.9%	5.1%
Operating Cash Flow (OCF)	$34	$189	$34
OCF as % of Market Cap.	*3.8%*	*10.4%*	***29.1%***
EV / LTM Sales	0.6x	1.0x	***0.46x***
EV / LTM EBITDA	10.3x	10.7x	***5.7x***
EV / OCF (OCF = EBITDA – CAPEX)	16.6x	15.9x	***8.9x***

- The metrics above are from a comparable company group of educational products and services companies (See the Appendix for detailed information).
- While the comparable company group is generally larger in terms of sales, SSI's EBITDA Margin, EBIT Margin and Operating Cash Flow compare favorably to the median of the comparable company group.
- Management believes SSI's financial outlook (as represented in its 2018 guidance) also compares favorably to the comparable company set from a top- and bottom-line growth perspective.
- ***SSI's current market capitalization / enterprise value represents a significant discount to the comparable company valuation metrics noted above.***

Summary

- **SSI is a market leader serving the large and stable education market with a differentiated and defensible value proposition.**

- **Since 2014, a new management team has embarked on a strategy to: a.) strengthen SSI's competitive market position; b.) improve the operations, and; c.) reinvigorate growth.**
  - *The results demonstrate good progress in all areas; substantial opportunities remain.*

- **SSI's business and financial model generates a strong level of Free Cash Flow; revenue growth will drive margin expansion and increased FCF conversion**
  - *Operating leverage will enable margin expansion*
  - *Annual CAPEX investment will decline in subsequent years*
  - *Process Excellence initiatives will drive further operating efficiencies / cost reductions.*

- **At 5.2x FY 2018E Adjusted EBITDA and 17.4% yield of leveraged FCF to market capital, SSI's current valuation is attractive.**

- **Prior constraints on SSI's market valuation, including lack of liquidity are subsiding.**
  - *Performance over the past three years is strong evidence that prior challenges are clearly behind us.*
  - *The number of round lot holders of our stock has increased 3x in the last 18 months and we are in the process of up-listing to Nasdaq; liquidity improving.*

Appendix



Consolidated Statement of Operations

School Specialty

SCHOOL SPECIALTY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)

	For the Three Months Ended		For the Twelve Months Ended	
	December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016
Revenues	$ 112,455	$ 115,170	$ 658,383	$ 656,322
Cost of revenues	71,362	77,864	415,144	416,394
Gross profit	41,093	37,306	243,239	239,928
Selling, general and administrative expenses	54,078	50,250	217,960	215,227
Facility exit costs and restructuring	67	1,098	421	1,740
Operating loss	(13,052)	(14,042)	24,858	22,961
Other expense:				
Interest expense	3,407	4,349	15,190	17,682
(Gain) on sale of unconsolidated affiliate	-	-	-	(9,178)
Loss on early extinguishment of debt	-	-	4,298	-
Change in fair value of interest rate swap	-	(88)	-	(271)
Loss before benefit from income taxes	(16,459)	(18,303)	5,370	14,728
Benefit from income taxes	(5,730)	(4,461)	(1,409)	(36)
Net loss	$ (10,729)	$ (13,842)	$ 6,779	$ 14,764
Weighted average shares outstanding:				
Basic	7,000	7,000	7,000	7,000
Diluted	7,027	7,000	7,024	7,000
Net Loss per Share:				
Basic	$ (1.53)	$ (1.98)	$ 0.97	$ 2.11
Diluted	$ (1.53)	$ (1.98)	$ 0.97	$ 2.11

	December 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016
Adjusted Earnings before interest, taxes, depreciation, amortization, bankruptcy-related costs, restructuring and impairment charges (EBITDA) reconciliation:				
Net income (loss)	$ (10,729)	$ (13,842)	$ 6,779	$ 14,764
Provision for (benefit from) income taxes	(5,730)	(4,461)	(1,409)	(36)
Restructuring costs	67	1,098	421	1,740
Restructuring-related costs incl in SG&A	2,280	1,299	5,211	3,442
Purchase accounting deferred revenue adjustment	786	-	786	-
Gain on sale of unconsolidated affiliate	-	-	-	(9,178)
Change in fair value of interest rate swap	-	(88)	-	(271)
Loss on early extinguishment of debt	-	-	4,298	-
Depreciation and amortization expense	4,636	3,149	14,061	13,863
Amortization of development costs	1,586	2,459	5,559	7,488
Net interest expense	3,407	4,349	15,190	17,682
Stock-based compensation	571	449	2,234	1,615
Adjusted EBITDA	$ (3,126)	$ (5,588)	$ 53,130	$ 51,109

Condensed Consolidated Balance Sheet

School Specialty

SCHOOL SPECIALTY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In Thousands, Except Share Amounts)

	December 30, 2017	December 31, 2016
ASSETS		
Current assets:		
Cash and cash equivalents	$ 31,861	$ 35,097
Accounts receivable, less allowance for doubtful accounts	69,297	61,713
Inventories, net	77,162	73,649
Deferred catalog costs	3,450	5,235
Prepaid expenses and other current assets	14,121	11,976
Refundable income taxes	547	728
Total current assets	$ 196,438	$ 188,398
Property, plant and equipment, net	33,579	28,684
Goodwill	26,842	21,588
Intangible assets, net	37,163	35,049
Development costs and other	16,339	13,703
Deferred taxes long-term	2,046	185
Total assets	$ 312,407	$ 287,607

	December 30, 2017	December 31, 2016
LIABILITIES AND STOCKHOLDERS' EQUITY		
Current liabilities:		
Current maturities - long-term debt	$ 10,989	$ 5,493
Accounts Payable	26,591	22,078
Accrued compensation	11,995	12,008
Accrued Income Tax Payable	5,699.00	3,724
Deferred revenue	3,454	2,922
Other accrued liabilities	15,442	11,185
Total current liabilities	74,170	57,410
Long-term debt - less current maturities	130,574	131,994
Other liabilities	172	84
Total liabilities	204,916	189,488
Stockholders' equity:		
Common stock, $0.001 par value per share, 50,000,000 shares authorized; 7,000,000 shares outstanding	7	7
Capital in excess of par value	123,083	120,849
Accumulated other comprehensive loss	(1,425)	(1,784)
Retained earnings (accumulated deficit)	(14,174)	(20,953)
Total stockholders' equity	107,491	98,119
Total liabilities and stockholders' equity	$ 312,407	$ 287,607

Condensed Consolidated Statement of Cash Flows

SCHOOL SPECIALTY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Fiscal Year Ended December 30, 2017	Fiscal Year Ended December 31, 2016
Cash flows from operating activities:		
Net income	$ 6,779	$ 14,764
Adjustments to reconcile net income to net cash used in operating activities:		
Depreciation and intangible asset amortization expense	14,061	13,863
Amortization of development costs	5,559	7,488
Amortization of debt fees and other	1,339	2,079
Change in fair value of interest rate swap	-	(271)
Loss on early extinguishment of debt	4,298	-
Unrealized foreign exchange (gain) loss	6	(1,091)
Gain on sale of unconsolidated affiliate	-	(9,178)
Share-based compensation expense	2,234	1,615
Deferred taxes	(1,851)	(180)
Non-cash interest expense	2,933	1,850
Changes in current assets and liabilities:		
Accounts receivable	(3,138)	(3,429)
Inventories	(731)	2,551
Deferred catalog costs	1,810	1,292
Prepaid expenses and other current assets	(1,513)	422
Accounts payable	2,559	2,876
Accrued liabilities	4,470	889
Net cash used in operating activities	38,815	35,540
Cash flows from investing activities:		
Additions to property, plant and equipment	(14,744)	(11,816)
Investment in product development costs	(3,999)	(2,545)
Cash paid in acquisitions, net of cash acquired:	(19,026)	-
Proceeds from sale of unconsolidated affiliate	-	9,893
Net cash used in investing activities	(37,769)	(4,468)
Cash flows from financing activities:		
Proceeds from bank borrowings	395,050	284,720
Repayment of bank borrowings	(395,339)	(294,594)
Payment of debt fees and other	(4,016)	-
Net cash provided by financing activities	(4,305)	(9,874)
Effect of exchange rate changes on cash	23	1,034
Net increase/(decrease) in cash and cash equivalents	(3,236)	22,232
Cash and cash equivalents, beginning of period	35,097	12,865
Cash and cash equivalents, end of period	$ 31,861	$ 35,097

Direct Cash Flow Calculations

(amounts in thousands)	12 Months Ended December 30, 2017		12 Months Ended December 31, 2016	
Adjusted EBITDA	$	53,130	$	51,109
Capex		(14,744)		(11,816)
Prod Dev		(3,999)		(2,545)
Unrealized FX (gain) loss		6		(1,091)
Proceeds from sale of unconsolidated affiliate		-		9,893
Other		(8,269)		(5,362)
Change in WC		3,457		4,601
Unleveraged free CF	$	29,581	$	44,789
Cash Interest		(10,918)		(13,753)
Taxes		1,409		36
Leveraged free CF	$	20,072	$	31,072
Cash paid for acquisition		(19,026)		-
Total Cash Flow		1,046		31,072
GAAP CF				
Operating		38,815		35,540
Investing		(37,769)		(4,468)
	$	1,046	$	31,072

Fiscal 2018 Outlook: Reconciliation to Non-GAAP

The Company's Adjusted EBITDA and Leveraged Free Cash Flow outlook for FY18 are non-GAAP measures. Reconciliations of these non-GAAP measures to the nearest GAAP financial measures are presented in the following tables:

	Low End of Adjusted EBITDA Outlook		High End of Adjusted EBITDA Outlook	
Operating income	$	29.4	$	34.3
Plus:				
Depreciation and amortization		21.2		21.2
Restructuring-related costs		2.6		2.6
Stock-based compensation expense		1.9		1.9
Adjusted EBITDA	$	55.1	$	60.0

	Leveraged Free Cash Flow Outlook	
Cash provided by operations	$	44.9
Cash used in investing		(21.1)
Leveraged Free cash flow	$	23.8

Comparable Company Information – Page 1

School Specialty

School Specialty, Inc.
Guideline Public Company Method - Enterprise Value Calculation

($ in Millions)

Company	Ticker	Stock Price	Shares Outstanding	Market Capitalization	Interest Bearing Debt	Preferred Stock	Non-Controlling Interests	Cash and Cash Equivalents	Enterprise Value
Barnes & Noble, Inc.	NYSE: BKS	$6.70	73	$487	$243	$0	$0	$11	$718
Blue Bird Corporation	NasdaqGM: BLBD	$19.90	24	$477	$149	$40	$0	$23	$643
Cambium Learning Group, Inc.	NasdaqCM: ABCD	$5.68	47	$265	$70	$0	$0	$12	$323
Houghton Mifflin Harcourt Company	NasdaqGS: HMHC	$9.30	123	$1,147	$770	$0	$0	$235	$1,681
K12 Inc.	NYSE: LRN	$15.90	41	$657	$27	$0	$1	$190	$496
Office Depot, Inc.	NasdaqGS: ODP	$3.54	516	$1,827	$1,808	$0	$18	$622	$3,031
Pearson plc	LSE: PSON	$9.95	806	$8,022	$2,933	$0	$6	$609	$10,352
Scholastic Corporation	NasdaqGS: SCHL	$40.11	35	$1,400	$11	$0	$0	$388	$1,023
Virco Mfg. Corporation	NasdaqGM: VIRC	$5.05	15	$78	$15	$0	$0	$2	$91
John Wiley & Sons, Inc.	NYSE: JW.A	$65.75	57	$3,742	$563	$0	$0	$73	$4,232
Low		$3.54	15	$78	$11	$0	$0	$2	$91
Lower Quartile		$5.94	37	$479	$38	$0	$0	$15	$532
Mean		$18.19	174	$1,810	$659	$4	$2	$216	$2,259
Median		$9.62	52	$902	$196	$0	$0	$131	$871
Upper Quartile		$18.90	111	$1,720	$718	$0	$0	$350	$2,694
High		$65.75	806	$8,022	$2,933	$40	$18	$622	$10,352

Notes:

Source: S&P Capital IQ

As of 12/31/2017

Comparable Company Information – Page 2

School Specialty, Inc.
Guideline Public Company Method - EBITDA Multiples

($ in Millions)

Company	Ticker	Enterprise Value	5-Year Average EBITDA	3-Year Average EBITDA	LFY EBITDA	LTM EBITDA	FY+1 EBITDA	Enterprise Value to 5-Year Average EBITDA	Enterprise Value to 3-Year Average EBITDA	Enterprise Value to LFY EBITDA	Enterprise Value to LTM EBITDA	Enterprise Value to FY+1 EBITDA
Barnes & Noble, Inc.	NYSE: BKS	$718	$135	$168	$163	$132	$171	5.3x	4.3x	4.4x	5.4x	4.2x
Blue Bird Corporation	NasdaqGM: BLBD	$643	$55	$61	$66	$60	$79	11.6x	10.6x	9.8x	10.7x	8.1x
Cambium Learning Group, Inc.	NasdaqCM: ABCD	$323	$20	$22	$26	$30	NM	16.2x	14.4x	12.7x	10.6x	NM
Houghton Mifflin Harcourt Company	NasdaqGS: HMHC	$1,681	$88	$56	$81	$81	$228	19.2x	29.8x	20.8x	20.8x	7.4x
K12 Inc.	NYSE: LRN	$496	$61	$45	$36	$37	$120	8.1x	11.1x	13.8x	13.5x	4.1x
Office Depot, Inc.	NasdaqGS: ODP	$3,031	$496	$604	$598	$598	$630	6.1x	5.0x	5.1x	5.1x	4.8x
Pearson plc	LSE: PSON	$10,352	$1,182	$1,036	$828	$1,222	$940	8.8x	10.0x	12.5x	8.5x	11.0x
Scholastic Corporation	NasdaqGS: SCHL	$1,023	$100	$116	$137	$102	$101	10.2x	8.8x	7.5x	10.0x	10.1x
Virco Mfg. Corporation	NasdaqGM: VIRC	$91	$7	$10	$11	$10	$14	12.8x	9.5x	8.3x	9.2x	6.6x
John Wiley & Sons, Inc.	NYSE: JW.A	$4,232	$310	$304	$292	$315	$392	13.6x	13.9x	14.5x	13.4x	10.8x
Low		$91	$7	$10	$11	$10	$14	5.3x	4.3x	4.4x	5.1x	4.1x
Lower Quartile		$532	$57	$48	$43	$43	$101	8.2x	9.0x	7.7x	8.7x	4.8x
Mean		$2,259	$245	$242	$224	$259	$297	11.2x	11.7x	10.9x	10.7x	7.5x
Median		$871	$94	$88	$109	$92	$171	10.9x	10.3x	11.1x	10.3x	7.4x
Upper Quartile		$2,694	$267	$270	$260	$270	$392	13.4x	13.2x	13.5x	12.7x	10.1x
High		$10,352	$1,182	$1,036	$828	$1,222	$940	19.2x	29.8x	20.8x	20.8x	11.0x

Notes:

Source: S&P Capital IQ. Excludes unusual and nonrecurring income and expenses.

EBITDA - Earnings before interest, taxes, depreciation and amortization.

FY+1 - Next Fiscal Year.

LFY - Latest Fiscal Year.

LTM - Latest Twelve Months.

As of 12/31/2017

Comparable Company Information – Page 3

School Specialty

School Specialty, Inc.
Guideline Public Company Method - Sales Multiples

($ in Millions)

Company	Ticker	Enterprise Value	LFY Sales	LTM Sales	FY+1 Sales	Enterprise Value to LFY Sales	Enterprise Value to LTM Sales	Enterprise Value to FY+1 Sales	LTM EBITDA Margin	LTM EBIT Margin
Barnes & Noble, Inc.	NYSE: BKS	$718	$3,895	$3,767	$3,731	0.2x	0.2x	0.2x	3.5%	1.2%
Blue Bird Corporation	NasdaqGM: BLBD	$643	$991	$1,016	$1,016	0.6x	0.6x	0.6x	5.9%	5.1%
Cambium Learning Group, Inc.	NasdaqCM: ABCD	$323	$152	$157	NM	2.1x	2.1x	NM	19.3%	15.9%
Houghton Mifflin Harcourt Company	NasdaqGS: HMHC	$1,681	$1,408	$1,408	$1,429	1.2x	1.2x	1.2x	5.7%	(5.1)%
K12 Inc.	NYSE: LRN	$496	$889	$884	$899	0.6x	0.6x	0.6x	4.2%	2.1%
Office Depot, Inc.	NasdaqGS: ODP	$3,031	$10,240	$10,240	$10,632	0.3x	0.3x	0.3x	5.8%	4.3%
Pearson plc	LSE: PSON	$10,352	$5,620	$6,147	$6,071	1.8x	1.7x	1.7x	19.9%	14.6%
Scholastic Corporation	NasdaqGS: SCHL	$1,023	$1,742	$1,623	$1,655	0.6x	0.6x	0.6x	6.3%	4.6%
Virco Mfg. Corporation	NasdaqGM: VIRC	$91	$173	$188	$191	0.5x	0.5x	0.5x	5.2%	2.4%
John Wiley & Sons, Inc.	NYSE: JW.A	$4,232	$1,719	$1,752	$1,759	2.5x	2.4x	2.4x	18.0%	14.1%
Low		$91	$152	$157	$191	0.2x	0.2x	0.2x	3.5%	(5.1)%
Lower Quartile		$532	$914	$917	$1,016	0.5x	0.5x	0.5x	5.4%	2.2%
Mean		$2,259	$2,683	$2,718	$3,043	1.0x	1.0x	0.9x	9.4%	5.9%
Median		$871	$1,563	$1,515	$1,655	0.6x	0.6x	0.6x	5.9%	4.5%
Upper Quartile		$2,694	$3,356	$3,263	$3,731	1.7x	1.6x	1.2x	15.1%	11.9%
High		$10,352	$10,240	$10,240	$10,632	2.5x	2.4x	2.4x	19.9%	15.9%

Notes:

Source: S&P CapitalIQ.

EBITDA - Earnings before interest, taxes, depreciation and amortization.

EBIT - Earnings before interest and taxes.

FY+1 - Next Fiscal Year.

LFY - Latest Fiscal Year.

LTM - Latest Twelve Months.

As of 12/31/2017

Comparable Company Information – Page 4

School Specialty

School Specialty, Inc.
Guideline Public Company Method - Operating Cash Flow Multiples

($ In Millions)

								Enterprise Value to				
Company	Ticker	Enterprise Value	5-Year Average OCF	3-Year Average OCF	LFY OCF	LTM OCF	FY+1 OCF	5-Year Average OCF	3-Year Average OCF	LFY OCF	LTM OCF	FY+1 OCF
Barnes & Noble, Inc.	NYSE: BKS	$718	$25	$73	$66	$38	$73	28.2x	9.9x	10.8x	18.8x	9.8x
Blue Bird Corporation	NasdaqGM: BLBD	$643	$48	$53	$57	$50	$66	13.3x	12.2x	11.4x	12.8x	9.8x
Cambium Learning Group, Inc.	NasdaqCM: ABCD	$323	$2	$3	$5	$13	NM	NM	NM	NM	25.6x	NM
Houghton Mifflin Harcourt Company	NasdaqGS: HMHC	$1,681	$13	($26)	$23	$23	$165	NM	NM	NM	NM	10.2x
K12 Inc.	NYSE: LRN	$496	$55	$39	$34	$30	$113	9.0x	12.7x	14.7x	16.6x	4.4x
Office Depot, Inc.	NasdaqGS: ODP	$3,031	$362	$458	$415	$415	$481	8.4x	6.6x	7.3x	7.3x	6.3x
Pearson plc	LSE: PSON	$10,352	$1,047	$919	$720	$1,125	$639	9.9x	11.3x	14.4x	9.2x	16.2x
Scholastic Corporation	NasdaqGS: SCHL	$1,023	$7	$72	$72	$2	$2	NM	14.2x	14.3x	NM	NM
Virco Mfg. Corporation	NasdaqGM: VIRC	$91	$4	$6	$7	($4)	$14	25.4x	16.2x	13.8x	NM	6.6x
John Wiley & Sons, Inc.	NYSE: JW.A	$4,232	$233	$213	$182	$201	$273	18.2x	19.8x	23.3x	21.0x	15.5x
Low		$91	$2	($26)	$5	($4)	$2	8.4x	6.6x	7.3x	7.3x	4.4x
Lower Quartile		$532	$8	$14	$25	$15	$66	9.5x	10.9x	11.2x	11.0x	6.5x
Mean		$2,259	$179	$181	$158	$189	$203	16.0x	12.9x	13.7x	15.9x	9.8x
Median		$871	$37	$62	$61	$34	$113	13.3x	12.5x	14.1x	16.6x	9.8x
Upper Quartile		$2,694	$188	$178	$154	$163	$273	21.8x	14.7x	14.5x	19.9x	11.5x
High		$10,352	$1,047	$919	$720	$1,125	$639	28.2x	19.8x	23.3x	25.6x	16.2x

Notes:

Source: S&P Capital IQ. Excludes unusual and nonrecurring income and expenses.

OCF = Operating Cash Flows

FY+1 = Next Fiscal Year.

LFY = Latest Fiscal Year.

LTM = Latest Twelve Months.

As of 12/31/2017

Safe Harbor Statement

This presentation contains statements about School Specialty's future financial condition, results of operations, equity value, expectations, plans, or prospects, including the information regarding our Fiscal 2018 financial and performance and business objectives outlook, that constitute forward-looking statements. Forward-looking statements also include those preceded or followed by the words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "projects," "should," "targets" and/or similar expressions. These forward-looking statements are based on School Specialty's current estimates and assumptions as of the date of the information presented and as such, involve uncertainty and risk. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements because of a number of factors, including the factors described in Item 1A of School Specialty's Report on Form 10-K for the fiscal year ended December 30, 2017, which factors are incorporated herein by reference. Any forward-looking statement in this presentation speaks only as of the date in which it is made. Except to the extent required under the federal securities laws, School Specialty does not intend to update or revise the forward-looking statements.

Non-GAAP Financial Information

Non-GAAP Financial Information

This presentation includes references to Adjusted EBITDA, Leveraged/Unleveraged Free Cash Flow, and Total Debt, each of which is a non-GAAP financial measure. Adjusted EBITDA represents net income adjusted for: provision for (benefit from) income taxes; restructuring costs; restructuring-related costs included in SG&A; gain on sale of unconsolidated affiliate; purchase accounting deferred revenue adjustment; change in fair value of interest rate swap; loss on early extinguishment of debt; depreciation and amortization expense; amortization of development costs; net interest expense; and stock-based compensation. Unleveraged Free Cash Flow represents Adjusted EBITDA adjusted for: capital expenditures; product development expenditures; unrealized foreign exchange gains and losses; proceeds from sales; restructuring and other expenditures; and changes in working capital. Leveraged Free Cash Flow is Unleveraged Free Cash Flow adjusted for Cash Interest and Cash Taxes. Total Debt represents the cash repayment obligations associated with the Company's borrowings excluding unamortized debt issuance costs and term loan original issue discount.

The Company considers Adjusted EBITDA and Operating SG&A relevant supplemental measures of its financial performance and Leveraged and Unleveraged Free Cash Flow a relevant supplemental measure of liquidity. The Company believes these non-GAAP financial results provide useful supplemental information for investors regarding trends and performance of our ongoing operations and are useful for year-over-year comparisons of such results. We also use these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. The Company assesses its operating performance using both GAAP operating income and non-GAAP Adjusted EBITDA in order to better isolate the impact of certain, material items that may not be comparable between periods. The Company believes that Leveraged/Unleveraged Free Cash Flow provides a meaningful measure of its ability to generate cash improvement liquidity. In addition, the Company believes it provides investors a useful basis for assessing the Company's ability to fund both its operating activities and reinvestments into the business, as well as service its debt, including debt repayments. The Company considers Total Debt a meaningful measure of the future cash obligations of the Company which is useful in assessing future liquidity needs.

In summary, we believe that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors to (i) evaluate our operating and financial performance and future prospects, (ii) compare financial results across accounting periods, (iii) better understand the long-term performance of our core business, and (iv) evaluate trends in our business, all consistent with how management evaluates such performance and trends.

Adjusted EBITDA does not represent, and should not be considered, an alternative to net income or operating income as determined by GAAP, and our calculation may not be comparable to similarly titled measures reported by other companies. Operating SG&A does not represent and should not be considered, an alternative to total SG&A as determined by GAAP, and our calculation may not be comparable to similarly titled measures reported by other companies. Leveraged/Unleveraged Free Cash Flow does not represent, and should not be considered, an alternative to cash flow from operations. Total Debt should not be considered an alternative to Total Debt as determined under GAAP.

A reconciliation of: (i) Adjusted EBITDA to GAAP net income (loss) for the three and twelve-months ended December 30, 2017 and December 31, 2016, projected Fiscal 2018 Adjusted EBITDA to projected Fiscal 2018 operating income; (ii) Leveraged/Unleveraged Free Cash Flow to Adjusted EBITDA for the twelve-months ended December 30, 2017 and December 30, 2016; and, (iii) Total Debt to GAAP Total Debt as of December 30, 2017, December 31, 2016, December 26, 2015 and December 27, 2014 is included in this Investor Presentation.